Exhibit 99.1

Global Payments Reports Third Quarter 2025 Results

November 4, 2025

•Third quarter 2025 GAAP diluted earnings per share (EPS) of $2.64 and adjusted EPS of $3.26, an increase of 11% constant currency
•Third quarter 2025 GAAP revenue of $2.01 billion1, approximately flat, and adjusted net revenue of $2.43 billion, an increase of 6% constant currency ex-dispositions
•Reaffirms outlook for the full year 2025
•Receives Competition and Markets Authority (CMA) clearance in the U.K. for Worldpay acquisition, and now expects transactions to close in the first quarter of 2026

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2025.

"We are pleased to deliver third quarter results that accelerated sequentially across our key financial metrics as we advance our transformation program,” said Cameron Bready, chief executive officer. "Our team continues to execute at a high level, positioning us well to deliver on our overall expectations for the year.”

Bready continued, “Our Merchant business is exhibiting ongoing momentum with adjusted net revenue growth accelerating to 6% constant currency excluding dispositions. Our strategic focus remains on the development and roll-out of Genius, while also improving our overall sales effectiveness and unifying our business globally. In the few months since we launched Genius, monthly sales increased significantly, demonstrating how well Genius is resonating in the market.”

Bready concluded, “Further, we recently received merger control approval for our acquisition of Worldpay from the Competition & Markets Authority in the U.K., which is a critical regulatory milestone. Given the strong progress we have made with the regulatory approval process, we now expect to close our acquisition of Worldpay and divestiture of Issuer Solutions in the first quarter of 2026. We are eager to complete these transactions, which will catalyze our transformation and unlock compelling value creation opportunities by positioning Global Payments as a pureplay merchant solutions provider with sustainable revenue growth, leading scale, focused investments, and meaningful synergies.”
1 GAAP revenue excludes discontinued operations related to the disposition of the Issuer Solutions business; non-GAAP results reflect total company performance.

Exhibit 99.1

Third Quarter 2025 Summary
•GAAP revenues were $2.01 billion1, diluted EPS were $2.64, and operating margin was 38.8%.
•Adjusted net revenues increased 3% (6% constant currency excluding dispositions) to $2.43 billion.
•Adjusted EPS increased 12% (11% constant currency) to $3.26.
•Adjusted operating margin expanded 110 basis points to 45.0%.

2025 Outlook
“We are pleased with our financial and operational performance in the third quarter, which were consistent with our expectations and the outlook we previously provided," said Josh Whipple, chief financial officer. “In addition to the financial metrics that Cameron referenced, we also produced strong adjusted free cash flow of $784 million in the quarter, allowing us to de-lever to 2.9-times adjusted net leverage at the end of the quarter, below the 3.0 times target we had committed to achieve by year end.”

Whipple concluded, "The company continues to expect constant currency adjusted net revenue growth in the range of 5% to 6%, excluding dispositions, for the full year. We still expect annual adjusted operating margin expansion to be more than 50 basis points, excluding dispositions, and for our constant currency adjusted earnings per share growth to be at the high end of the 10% to 11% range in 2025.”

Financial Reporting Considerations for Pending Issuer Solutions Transaction
Effective in the second quarter of 2025, the company began accounting for the Issuer Solutions business as discontinued operations as a result of the announced divestiture to Fidelity National Information Services. Until closing, Issuer Solutions will continue to operate as a business of Global Payments; accordingly, our non-GAAP financial measures reflect total company performance.

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on December 26, 2025 to shareholders of record as of December 12, 2025.

Conference Call
Global Payments’ management will host a live audio webcast today, November 4, 2025, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Exhibit 99.1
Non-GAAP Financial Measures
Global Payments supplements revenue, operating income, operating margin, net income, earnings per share, free cash flow, and free cash flow conversion determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

About Global Payments
Global Payments (NYSE: GPN) helps businesses around the world enable commerce and provide exceptional experiences to their customers. Our payment technology and software solutions enable merchants, issuers and developers to deliver seamless customer experiences, run smarter operations and adapt quickly to change. Because if it has anything to do with commerce, we are already on it.

With 27,000 team members across 38 countries, we have the scale and expertise to help businesses grow with confidence. Headquartered in Georgia, Global Payments is a Fortune 500® company and a member of the S&P 500.

Learn more at company.globalpayments.com and follow us on X, LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and geographies in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to,

Exhibit 99.1
statements we make regarding our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margin, income tax rates and earnings per share; other operating metrics such as shares outstanding and capital expenditures; liquidity and deleveraging plans and capital available for allocation, statements we make regarding guidance and projected financial results for the year 2025; the effects of general economic conditions on our business; statements about the strategic rationale and anticipated benefits of acquisitions or dispositions, such as our proposed acquisition of Worldpay and divestiture of our Issuer Solutions business, including future financial and operating results, and the successful integration of our acquisitions; our ability to timely complete the acquisition of Worldpay and divestiture of our Issuer Solutions business, including receiving all required regulatory approvals in connection with the transactions; statements about the completion of anticipated benefits and strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” “will,” “would,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the transaction agreements for the divestiture of the Company’s Issuer Solutions business and the acquisition of Worldpay (collectively, the “Transaction”); the outcome of any legal proceedings that may be instituted against Worldpay, Global Payments, or its directors; the ability to obtain regulatory approvals and meet other closing conditions for the Transaction on a timely basis or at all, including the risk that regulatory approvals required for the Transaction are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect Global Payments following the Transaction or the expected benefits of the Transaction; risks related to the financing in connection with the Transaction; difficulties and delays in integrating the Worldpay business into that of Global Payments, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Transaction when expected or at all, business disruptions from the proposed transaction that will harm Global

Exhibit 99.1
Payments’ or Worldpay’s businesses, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction, including as it relates to Global Payments’ or Worldpay’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments or Worldpay to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the Transaction, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the Transaction; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effects of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; difficulties, increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Nathan Rozof		Matt Cochran

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change

Revenues	$2,007,637	$1,997,660	0.5%	$5,773,071	$5,802,780	(0.5)%

Operating expenses:
Cost of service	556,682	504,563	10.3%	1,544,335	1,508,079	2.4%
Selling, general and administrative	1,016,832	1,050,351	(3.2)%	2,991,571	3,016,975	(0.8)%
Gain on business dispositions	(343,891)	—	nm	(348,151)	—	nm
	1,229,623	1,554,914		4,187,755	4,525,054

Operating income	778,014	442,746	75.7%	1,585,316	1,277,726	24.1%

Interest and other income	21,469	54,087	(60.3)%	95,026	123,295	(22.9)%
Interest and other expense	(143,773)	(148,865)	(3.4)%	(444,173)	(451,430)	(1.6)%
	(122,304)	(94,778)		(349,147)	(328,135)

Income from continuing operations before income taxes and equity in income of equity method investments	655,710	347,968	88.4%	1,236,169	949,591	30.2%
Income tax expense	199,309	59,873	232.9%	362,572	131,254	176.2%
Income from continuing operations before equity in income of equity method investments	456,401	288,095	58.4%	873,597	818,337	6.8%
Equity in income of equity method investments, net of tax	16,874	15,783	6.9%	55,084	50,439	9.2%
Income from continuing operations	473,275	303,878		928,681	868,776
Income from discontinued operations, net of tax	187,320	29,655		290,784	177,094
Net income	660,595	333,533	98.1%	1,219,465	1,045,870	16.6%
Net income attributable to noncontrolling interests, net of income tax	(25,386)	(18,408)	37.9%	(36,882)	(42,678)	(13.6)%
Net income attributable to Global Payments	$635,209	$315,125	101.6%	$1,182,583	$1,003,192	17.9%

Basic earnings per share attributable to Global Payments:
Continued operations	$1.87	$1.13	65.5%	$3.68	$3.25	13.2%
Discontinued operations	$0.78	$0.11	609.1%	$1.18	$0.68	73.5%
Total basic earnings per share attributable to Global Payments	$2.65	$1.24	113.7%	$4.86	$3.93	23.7%

Diluted earnings per share attributable to Global Payments:
Continued operations	$1.86	$1.13	64.6%	$3.67	$3.24	13.3%
Discontinued operations	$0.78	$0.11	609.1%	$1.18	$0.68	73.5%
Total diluted earnings per share attributable to Global Payments	$2.64	$1.24	112.9%	$4.85	$3.92	23.7%

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change

Adjusted net revenue	$2,428,678	$2,356,931	3.0%	$6,994,740	$6,864,992	1.9%

Adjusted operating income	$1,092,829	$1,035,569	5.5%	$3,079,466	$2,952,158	4.3%

Adjusted net income attributable to Global Payments	$782,973	$743,454	5.3%	$2,202,454	$2,091,483	5.3%

Adjusted diluted earnings per share attributable to Global Payments	$3.26	$2.92	11.8%	$9.04	$8.17	10.6%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

All non-GAAP results now include the effect of share-based compensation expense, and prior period non-GAAP results have been recast to reflect this change.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2025		September 30, 2024		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$2,007,637	$1,884,279	$1,997,660	$1,844,321	0.5%	2.2%
Issuer Solutions	—	561,775	—	529,041	nm	6.2%
Intersegment eliminations	—	(17,376)	—	(16,431)	nm	(5.8)%
	$2,007,637	$2,428,678	$1,997,660	$2,356,931	0.5%	3.0%

Operating income (loss):
Merchant Solutions	$749,987	$962,335	$707,547	$921,472	6.0%	4.4%
Issuer Solutions	—	263,488	—	240,385	nm	9.6%
Corporate	(315,864)	(132,994)	(264,801)	(126,288)	(19.3)%	(5.3)%
Gain on business disposition	343,891	—	—	—	nm	nm
	$778,014	$1,092,829	$442,746	$1,035,569	75.7%	5.5%

	Nine Months Ended
	September 30, 2025		September 30, 2024		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$5,773,071	$5,407,861	$5,802,780	$5,340,324	(0.5)%	1.3%
Issuer Solutions	—	1,637,958	—	1,571,143	nm	4.3%
Intersegment eliminations	—	(51,079)	—	(46,475)	nm	(9.9)%
	$5,773,071	$6,994,740	$5,802,780	$6,864,992	(0.5)%	1.9%

Operating income (loss):
Merchant Solutions	$2,081,020	$2,688,549	$1,960,509	$2,596,659	6.1%	3.5%
Issuer Solutions	—	774,786	—	728,408	nm	6.4%
Corporate	(843,855)	(383,869)	(682,783)	(372,909)	(23.6)%	(2.9)%
Gain on business disposition	348,151	—	—	—	nm	nm
	$1,585,316	$3,079,466	$1,277,726	$2,952,158	24.1%	4.3%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$2,603,047	$2,356,434
Accounts receivable, net	878,198	782,306
Settlement processing assets	2,128,927	1,599,390
Prepaid expenses and other current assets	411,895	350,274
Current assets of discontinued operations	1,184,860	942,828
Total current assets	7,206,927	6,031,232
Goodwill	16,725,085	16,777,532
Other intangible assets, net	4,286,117	4,527,382
Property and equipment, net	1,440,437	1,400,247
Deferred income taxes	96,046	98,386
Notes receivable	804,351	772,297
Other noncurrent assets	1,894,772	1,845,053
Noncurrent assets of discontinued operations	15,508,684	15,438,126
Total assets	$47,962,419	$46,890,255

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Settlement lines of credit	$973,247	$503,407
Current portion of long-term debt	1,903,388	1,008,750
Accounts payable and accrued liabilities	2,452,553	2,626,159
Settlement processing obligations	2,266,673	1,518,541
Current liabilities of discontinued operations	837,144	595,857
Total current liabilities	8,433,005	6,252,714
Long-term debt	13,322,847	15,058,675
Deferred income taxes	1,690,428	1,574,232
Other noncurrent liabilities	555,865	543,603
Noncurrent liabilities of discontinued operations	462,437	444,464
Total liabilities	24,464,582	23,873,688
Commitments and contingencies
Redeemable noncontrolling interests	181,240	160,623
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2025 and December 31, 2024; 236,613,976 shares issued and outstanding at September 30, 2025 and 248,708,899 shares issued and outstanding at December 31, 2024	—	—
Paid-in capital	17,032,946	18,118,942
Retained earnings	5,777,855	4,774,736
Accumulated other comprehensive loss	(142,713)	(612,992)
Total Global Payments shareholders’ equity	22,668,088	22,280,686
Nonredeemable noncontrolling interests	648,509	575,258
Total equity	23,316,597	22,855,944
Total liabilities, redeemable noncontrolling interests and equity	$47,962,419	$46,890,255

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2025	September 30, 2024

Cash flows from operating activities:
Net income	$1,219,465	$1,045,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	319,726	368,905
Amortization of acquired intangibles	759,634	1,036,768
Amortization of capitalized contract costs	100,005	102,926
Share-based compensation expense	114,821	134,361
Provision for operating losses and credit losses	60,340	60,677
Noncash lease expense	35,575	44,205
Deferred income taxes	83,738	(251,652)
Paid-in-kind interest capitalized to principal of notes receivable	(43,192)	(54,743)
Equity in income of equity method investments, net of tax	(55,055)	(50,644)
Technology asset charge	—	55,808
Distributions received on investments	7,512	—
Impairment of goodwill	33,225	—
Gains on business dispositions	(348,151)	—
Other, net	25,357	22,869
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(125,307)	(39,204)
Prepaid expenses and other assets	(158,424)	(167,511)
Accounts payable and other liabilities	112,111	(134,489)
Net cash provided by operating activities	2,141,380	2,174,146
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(201,853)	(373,790)
Capital expenditures	(449,556)	(490,913)
Principal payment received on notes receivable	13,125	—
Proceeds from business disposition, net of funds held for customers	709,653	—
Proceeds from sales of investments	8,258	18,076
Other, net	—	6
Net cash provided by (used in) investing activities	79,627	(846,621)
Cash flows from financing activities:
Changes in funds held for customers	(156,589)	(84,592)
Changes in settlement processing assets and obligations, net	139,819	789,702
Net borrowings from (repayments of) settlement lines of credit	439,363	(184,454)
Net repayments of commercial paper notes	—	(1,367,859)
Proceeds from long-term debt	4,899,113	7,637,904
Repayments of long-term debt	(5,972,773)	(5,802,954)
Payments of debt issuance costs	(41,414)	(33,056)
Repurchases of common stock	(1,191,089)	(900,047)
Proceeds from stock issued under share-based compensation plans	23,723	33,531
Common stock repurchased - share-based compensation plans	(38,663)	(53,780)
Distributions to noncontrolling interests	(49,179)	(29,356)
Contributions from noncontrolling interests	1,145	2,116
Payment of deferred and contingent consideration in business combination	—	(6,390)
Purchase of capped calls related to issuance of convertible notes	—	(256,250)
Dividends paid	(179,464)	(190,478)
Net cash used in financing activities	(2,126,008)	(445,963)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	205,657	1,078
Increase in cash, cash equivalents and restricted cash	300,656	882,640
Cash, cash equivalents and restricted cash, beginning of the period	2,735,975	2,256,875
Cash, cash equivalents and restricted cash, end of the period	$3,036,631	$3,139,515

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,007,637	$659,828	$(238,786)	$—	$—	$2,428,678

Operating income	$778,014	$250,992	$2,568	$61,255	$—	$1,092,829

Net income attributable to Global Payments	$635,209		$2,568	$71,000	$74,196	$782,973

Diluted earnings per share attributable to Global Payments	$2.64					$3.26

Diluted weighted-average shares outstanding	240,174					240,174

	Three Months Ended September 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,997,660	$621,130	$(261,859)	$—	$—	$2,356,931

Operating income	$442,746	$32,835	$986	$559,001	$—	$1,035,569

Net income attributable to Global Payments	$315,125		$986	$540,468	$(113,126)	$743,454

Diluted earnings per share attributable to Global Payments	$1.24					$2.92

Diluted weighted-average number of shares outstanding	254,897					254,897

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the three months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $343.1 million of amortization of acquired intangibles in cost of services (COS) and $231.7 million in selling, general and administrative expenses (SG&A). Adjustments to SG&A included acquisition, integration and separation expenses of $104.6 million, facilities exit charges of $4.9 million, charges for business transformation activities of $100.6 million, modernization charges of $9.5 million, employee termination benefits of $4.3 million, and other items of $7.8 million.

Earnings adjustments for the three months ended, September 30, 2025, also include the add back of $169.6 million of depreciation and amortization (D&A) of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended September 30, 2025, earnings adjustments to operating income also included the elimination of a $343.9 million gain on business dispositions.

For the three months ended September 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $347.1 million in COS and $211.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $347.6 million and other items of $(0.5) million. Adjustments to SG&A included acquisition, integration and separation expenses of $45.8 million, employee termination benefits of $40.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $10.2 million.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the three months ended September 30, 2025, the tax expense adjustment related to the gain on business disposition is higher than the expense at the statutory rate by $92.5 million due to the derecognition of goodwill that is not deductible for tax reporting purposes.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$5,773,071	$1,920,442	$(698,773)	$—	$—	$6,994,740

Operating income	$1,585,316	$561,692	$3,205	$929,253	$—	$3,079,466

Net income attributable to Global Payments	$1,182,583		$3,205	$925,056	$91,610	$2,202,454

Diluted earnings per share attributable to Global Payments	$4.85					$9.04

Diluted weighted-average shares outstanding	243,612					243,612

	Nine Months Ended September 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$5,802,780	$1,837,373	$(775,161)	$—	$—	$6,864,992

Operating income	$1,277,726	$222,731	$1,878	$1,449,823	$—	$2,952,158

Net income attributable to Global Payments	$1,003,192		$1,878	$1,425,047	$(338,634)	$2,091,483

Diluted earnings per share attributable to Global Payments	$3.92					$8.17

Diluted weighted-average shares outstanding	255,880					255,880
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the nine months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $1,008.0 million of amortization of acquired intangibles in COS and $545.9 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $157.4 million, facilities exit charges of $14.8 million, charges for business transformation activities of $276.4 million (including non-cash write-down), modernization charges of $27.2 million, employee termination benefits of $28.9 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $22.9 million.

Earnings adjustments for the nine months ended, September 30, 2025, also include the add back of $309.7 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the nine months ended September 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $348.2 million gain on business dispositions.

For the nine months ended September 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $1,036.3 million in COS and $413.5 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,036.8 million and other items of $(0.5) million. Adjustments to SG&A included acquisition, integration and separation expenses of $180.4 million, employee termination benefits of $75.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $42.2 million.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the nine months ended September 30, 2025, the tax expense adjustment related to gains on business dispositions is higher than the expense at the statutory rate by $294.5 million due to the derecognition of goodwill that is not deductible for tax reporting purposes.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$2,007,637	$—	$(123,357)	$—	$1,884,279
Issuer Solutions	—	659,828	(98,052)	—	561,775
Intersegment eliminations	—	—	(17,376)	—	(17,376)
	$2,007,637	$659,828	$(238,786)	$—	$2,428,678

Operating income (loss):
Merchant Solutions	$749,987	$—	$—	$212,348	$962,335
Issuer Solutions	—	250,992	2,568	9,928	263,488
Corporate	(315,864)	—	—	182,870	(132,994)
Gain on business disposition	343,891	—	—	(343,891)	—
	$778,014	$250,992	$2,568	$61,255	$1,092,829

	Three Months Ended September 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,997,660	$—	$(153,339)	$—	$1,844,321
Issuer Solutions	—	621,130	(92,089)	—	529,041
Intersegment eliminations	—	—	(16,431)	—	(16,431)
	$1,997,660	$621,130	$(261,859)	$—	$2,356,931

Operating income (loss):
Merchant Solutions	$707,547	$—	$560	$213,364	$921,472
Issuer Solutions	—	32,835	426	207,124	240,385
Corporate	(264,801)	—	—	138,513	(126,288)
	$442,746	$32,835	$986	$559,001	$1,035,569
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the three months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $343.1 million of amortization of acquired intangibles in COS and $231.7 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $104.6 million, facilities exit charges of $4.9 million, charges for business transformation activities of $100.6 million, modernization charges of $9.5 million, employee termination benefits of $4.3 million, and other items of $7.8 million.

Earnings adjustments for the three months ended, September 30, 2025, also include the add back of $169.6 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended September 30, 2025, earnings adjustments to operating income also included the elimination of a $343.9 million gain on business dispositions.

For the three months ended September 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $347.1 million in COS and $211.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $347.6 million and other items of $(0.5) million. Adjustments to SG&A included acquisition, integration and separation expenses of $45.8 million, employee termination benefits of $40.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $10.2 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$5,773,071	$—	$(365,210)	$—	$5,407,861
Issuer Solutions	—	1,920,442	(282,484)	—	1,637,958
Intersegment eliminations	—	—	(51,079)	—	(51,079)
	$5,773,071	$1,920,442	$(698,773)	$—	$6,994,740

Operating income (loss):
Merchant Solutions	$2,081,020	$—	$(92)	$607,621	$2,688,549
Issuer Solutions	—	561,692	3,297	209,798	774,786
Corporate	(843,855)	—	—	459,986	(383,869)
Gain on business disposition	348,151	—	—	(348,151)	—
	$1,585,316	$561,692	$3,205	$929,253	$3,079,466

	Nine Months Ended September 30, 2024
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$5,802,780	$—	$(462,456)	$—	$5,340,324
Issuer Solutions	—	1,837,373	(266,230)	—	1,571,143
Intersegment eliminations	—	—	(46,475)	—	(46,475)
	$5,802,780	$1,837,373	$(775,161)	$—	$6,864,992

Operating income (loss):
Merchant Solutions	$1,960,509	$—	$560	$635,590	$2,596,659
Issuer Solutions	—	222,731	1,317	504,360	728,408
Corporate	(682,783)	—	—	309,874	(372,909)
	$1,277,726	$222,731	$1,878	$1,449,823	$2,952,158
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also included Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the nine months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $1,008.0 million of amortization of acquired intangibles in COS and $545.9 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $157.4 million, facilities exit charges of $14.8 million, charges for business transformation activities of $276.4 million (including non-cash write-down), modernization charges of $27.2 million, employee termination benefits of $28.9 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $22.9 million.

Earnings adjustments for the nine months ended, September 30, 2025, also include the add back of $309.7 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the nine months ended September 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $348.2 million gain on business dispositions.

For the nine months ended September 30, 2024, earnings adjustments to operating income (inclusive of discontinued operations) included $1,036.3 million in COS and $413.5 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,036.8 million and other items of $(0.5) million. Adjustments to SG&A included acquisition, integration and separation expenses of $180.4 million, employee termination benefits of $75.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $42.2 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2025 Growth
Revenues:
GAAP revenues	0%	to	1%
Adjustments(1)		~1%
FX impact		-
Constant currency (CC) adj net revenue	1%	to	2%
Dispositions		~4%
CC adjusted net revenue excluding dispositions	5%	to	6%

Earnings Per Share:
GAAP diluted EPS	0%	to	1%
Adjustments(2)		~10%
FX impact		-
CC adjusted EPS	10%	to	11%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Net revenue adjustments also include the effect of discontinued operations.

(2)Adjustments to 2024 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $4.13, 3) acquisition, integration, and separation expense of $0.64, 4) charges for business transformation activities of $0.30, 5) employee termination benefits of $0.24, 6) non-cash charges for technology assets that will no longer be utilized under a revised technology architecture development strategy of $0.17, 7) modernization charges of $0.07, 8) non-cash asset write-offs for discontinued initiatives of $0.06, 9) facilities exit charges of $0.04, 10) gain/loss on business dispositions of $(0.83), 11) other income and expense of $(0.05), 12) discrete tax items of $0.04, 13) other items of $0.04, 14) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted net revenue reflects total company performance, including discontinued operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, acquisition, integration, separation and transformation expense, gains or losses on business dispositions, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments include the removal of tax charges related to business dispositions. Adjusted operating income reflects total company performance, including discontinued operations.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.